UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 9, 2009

ZAP
(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3.02-   Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

The Registrant announces that it has closed a private placement for $2,000,000 in exchange for  8,000,000 shares of Common Stock at $0.25 per share. The aggregate proceeds from the placement of the Common Stock of $2,000,000 will be released in stages through the 4th quarter of 2010. The proceeds from the placement of the Common Stock will be used for general and administrative operating expenses and to continue the Company’s accelerated R&D on the new electric vehicles in the planning pipeline.

In addition warrants were also issued to the investors which grant the holders the right to purchase up to 8,000,000 shares of the Registrant’s Common Stock at a price of $0.50 per share.

The securities were placed with The Banks Group, LLC and The Banks Development Trust, respectively.

As of the quarter ended March 31, 2009, the Registrant had 70,019,837 shares of Common Stock issued and outstanding.

Section 9.01-   Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit               Description

10.1             Subscription Agreement dated June 9, 2009 from The Banks Group, LLC.

10.2             Subscription Agreement dated June 9, 2009 from The Banks Development Trust.

10.3             Warrant to Purchase Common Stock dated June 9, 2009 issued to The Banks Group,LLC.

10.4             Warrant to Purchase Common Stock dated June 9, 2009 issued to The Banks    Development Trust

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant hasduly caused this report to be signed on its behalf by the undersigned hereunto dulyauthorized.

ZAP

Date: June 11, 2009	By:	/s/ Steven M. Schneider
Chief Executive Officer